UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2018

Momenta Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Binney Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.             Other Events.

On December 6, 2018, Momenta Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC (the “Underwriter”), in connection with the public offering, issuance and sale by the Company of 17,391,305 shares of the Company’s common stock, par value $0.0001 per share, at a public offering price of $11.50 per share, less underwriting discounts and commissions, pursuant to an effective registration statement on Form S-3 (File No. 333-209813) and a related prospectus supplement filed with the Securities and Exchange Commission.  Under the terms of the Underwriting Agreement, the Company has also granted the Underwriter an option exercisable for 30 days to purchase up to an additional 2,608,695 shares of its common stock at the public offering price, less underwriting discounts and commissions.

The Company expects to receive net proceeds from the offering of approximately $189.1 million, or approximately $217.5 million if the Underwriter exercises its option to purchase additional shares in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the offering for the development of its pipeline of product candidates and for general corporate purposes, including working capital.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Latham & Watkins LLP, counsel to the Company, has issued an opinion to the Company, dated December 7, 2018, regarding the validity of the shares of common stock to be issued and sold in the offering.  A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 6, 2018, between the Company and Goldman Sachs & Co. LLC.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: December 7, 2018	By:	/s/ Michelle Robertson
Michelle Robertson
Chief Financial Officer